Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Mesa Laboratories, Inc.’s Registration Statements on Form S-8 (File Nos. 333-206551, 333-186893, and 333-152210) of our report dated June 5, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Mesa Laboratories, Inc., which appears in this Annual Report on Form 10-K.

/s/ EKS&H LLLP

Denver, Colorado

June 5, 2018